Enterprise Financial Services Corp 2017 SECOND QUARTER EARNINGS RELEASE

Forward-Looking Statements Some of the information in this report contains “forward-looking statements” within the meaning of and intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified with use of terms such as “may,” “might,” “will, “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “could,” “continue” and the negative of these terms and similar words, although some forward-looking statements may be expressed differently. Forward-looking statements also include, but are not limited to, statements regarding plans, objectives, expectations or consequences of announced transactions and statements about the future performance, operations products and services of the Company and its subsidiaries. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. You should be aware that our actual results could differ materially from those anticipated by the forward- looking statements or historical performance due to a number of factors, including, but not limited to: our ability to efficiently integrate acquisitions into our operations, retain the customers of these businesses and grow the acquired operations; reputational risks; credit risk; changes in the appraised valuation of real estate securing impaired loans; outcomes of litigation and other contingencies; exposure to general and local economic conditions; risks associated with rapid increases or decreases in prevailing interest rates; consolidation within the banking industry; competition from banks and other financial institutions; our ability to attract and retain relationship officers and other key personnel; burdens imposed by federal and state regulation; changes in regulatory requirements; changes in accounting regulation or standards applicable to banks; and other risks discussed under the caption “Risk Factors” of our most recently filed Form 10-K and in Part II, 1A of our most recently filed Form 10-Q, all of which could cause the Company’s actual results to differ from those set forth in the forward-looking statements. Readers are cautioned not to place undue reliance on our forward-looking statements, which reflect management’s analysis and expectations only as of the date of such statements. Forward-looking statements speak only as of the date they are made, and the Company does not intend, and undertakes no obligation, to publicly revise or update forward-looking statements after the date of this report, whether as a result of new information, future events or otherwise, except as required by federal securities law. You should understand that it is not possible to predict or identify all risk factors. Readers should carefully review all disclosures we file from time to time with the Securities and Exchange Commission (the “SEC”) which are available on our website at www.enterprisebank.com under "Investor Relations." 2

2017 Focus • Sustain Core Growth Trends • Successfully Convert and Integrate Jefferson County Bancshares (“JCB”) • Maintain Focus on Long-Term Strategic Development 3

4 Financial Scorecard Continued Growth in Core EPS • Drive Net Interest Income Growth in Dollars with Favorable Loan Growth Trends • Defend Net Interest Margin • Maintain High Quality Credit Profile • Achieve Further Improvement in Operating Leverage Enhance Deposit Levels to Support Growth Q2 2017 Compared to Q2 2016 10 bps NPLs/Loans 14% 42% 24 bps 1% 29%

5 Portfolio Loan Trends $2,884 $3,038 $3,118 $3,853 $3,859 Q2 '16 Q3 '16 Q4 '16 Q1 '17 Q2 '17 In Millions *Note: 10% excluding acquisition of JCB JCB $678

$1,541 $1,599 $1,633 $1,774 $1,796 Q2 '16 Q3 '16 Q4 '16 Q1 '17 Q2 '17 Commercial & Industrial Loan Trends In Millions JCB $79 6

Portfolio Loan Details Q2 ’17 Q1 ’17 QTR CHANGE Q2 ‘16 LTM CHANGE ENTERPRISE VALUE LENDING $ 433 $ 430 $ 3 $ 354 $ 79 C&I GENERAL 895 890 5 738 157 LIFE INSURANCE PREMIUM FINANCING 318 312 6 296 22 TAX CREDIT 150 142 8 153 (3) COMMERCIAL REAL ESTATE 1,563 1,541 22 971 592 RESIDENTIAL REAL ESTATE 349 360 (11) 211 138 CONSUMER & OTHER 151 178 (27) 161 (10) PORTFOLIO LOANS $ 3,859 $ 3,853 $ 6 $ 2,884 $ 975 In Millions 7

Portfolio Loans By Business Unit $1,432 $2,198 $700 $900 $1,100 $1,300 $1,500 $1,700 $1,900 $2,100 $2,300 Q2 '16 Q1 '17 Q2 '17 St. Louis $2,210 $549 $614 $607 0 200 400 600 800 1000 1200 1400 Q2 '16 Q1 '17 Q2 '17 $190 $236 $251 0 500 1000 1500 Q2 '16 Q1 '17 Q2 '17 Arizona In Millions Kansas City $712 $793 $803 $- $200 $400 $600 $800 $1,000 Q2 '16 Q1 '17 Q2 '17 Specialized Lending JCB $678 8

Deposit Trends $3,028 $3,125 $3,233 $4,032 $3,921 24.9% 24.4% 26.8% 25.7% 26.0% -30.0% -20.0% -10.0% 0.0% 10.0% 20.0% Q2 '16 Q3 '16 Q4 '16 Q1 '17 Q2 '17 800 1,300 1,800 2,300 2,800 3,300 3,800 4,300 Deposits DDA % • Last Twelve Months Growth Rate = 29%, 4% Excluding Acquisition of JCB In Millions JCB $774 9

Earnings Per Share $0.50 < $0.07 > $0.01 $0.12 $0.56 EPS Non-Core Acquired Assets Other Merger Related Expenses Core EPS * A Non GAAP Measure, Refer to Appendix for Reconciliation Reported vs. Core EPS* Q2 2017 10

Earnings Per Share Trend $0.59 $0.08 < $0.05 > $0.01 < $0.03 > < $0.04 > $0.56 Q1 '17 Net Interest Income Portfolio Loan Loss Provision Non Interest Income Non Interest Expense Income Tax Item Q2 '17 Changes in Core EPS* Note: * A Non GAAP Measure, Refer to Appendix for Reconciliation 11

12 Core Net Interest Income Trend* In Millions Note: * A Non-GAAP Measure, Refer to Appendix for Reconciliation $30.2 $31.5 $32.2 $37.6 $43.0 3.52% 3.54% 3.44% 3.63% 3.76% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% $4.0 $5.0 $6.0 $7.0 $8.0 $9.0 $10.0 $11.0 $12.0 $13.0 $14.0 $15.0 $16.0 $17.0 $18.0 $19.0 $20.0 $21.0 $22.0 $23.0 $24.0 $25.0 $26.0 $27.0 $28.0 $29.0 $30.0 $31.0 $32.0 $33.0 $34.0 $35.0 $36.0 $37.0 $38.0 $39.0 $40.0 $41.0 $42.0 $43.0 $44.0 $45.0 $46.0 Q2 '16 Q3 '16 Q4 '16 Q1 '17 Q2 '17 Core Net Interest Income* FTE Core Net Interest Margin*

13 Credit Trends for Portfolio Loans -6 bps 14 bps 12 bps -1 bps 64 bps Q2 '16 Q3 '16 Q4 '16 Q1 '17 Q2 '17 Q2 2017 EFSC PEER(3) NPA’S/ASSETS = 0.27% 0.64% NPL’S/LOANS = 0.34% 0.77% ALLL/NPL’S = 280% 119% ALLL/LOANS (4) = 0.96% 1.05% (1) Portfolio loans only, excludes non-core acquired loans; (2) Excludes JCB; (3) Peer data as of 3/31/2017 (source: SNL Financial) (4)1.51% including JCB Credit Mark In Millions $51 $154 $80 $56 $7 Q2 '16 Q3 '16 Q4 '16 Q1 '17 Q2 '17 Portfolio Loan Growth (2) In Millions Net Charge-offs (1) $0.7 $3.0 $1.0 $1.5 $3.6 Q2 '16 Q3 '16 Q4 '16 Q1 '17 Q2 '17 Provision for Portfolio Loans

Core Fee Income* Note: * A Non-GAAP Measure, Refer to Appendix for Reconciliation Other Core Fee Income DetailCore Fee Income $1.6 $1.7 $1.7 $1.8 $2.0 $2.2 $2.2 $2.2 $2.5 $2.8 $2.1 $2.7 $2.2 $2.5 $3.1 $0.2 $0.2 $1.7 $0.2 $0.0 Q2 '16 Q3 '16 Q4 '16 Q1 '17 Q2 '17 Wealth Management Deposit Service Charges Other State Tax Credits $6.1 $6.8 $7.8 $7.0 $7.9 $0.7 $0.8 $1.0 $0.2 $0.4 $0.5 $0.4 $0.2$0.7 $1.0 $1.4 $0.2 $0.1 $0.1 Q2 '16 Q1 '17 Q2 '17 Miscellaneous Swap Fees CDE Card Services Mortgage $2.5 $2.1 $3.1 In Millions 14

Operating Expenses Trend* In Millions Note: * A Non-GAAP Measure, Refer to Appendix for Reconciliation $6.5 $6.4 $7.0 $7.8 $9.7 $1.6 $1.7 $1.7 $1.9 $2.3 $12.3 $12.1 $12.4 $15.2 $15.8 56.3% 52.8% 52.7% 56.0% 54.5% -3 2 7 12 17 22 27 32 Q2 '16 Q3 '16 Q4 '16 Q1 '17 Q2 '17 Other Occupancy Employee compensation and benefits Core Efficiency Ratio* $20.4 $24.9 $21.1 $20.2 $27.8 15

16 Positive Momentum in Core* Earnings Per Share $0.28 $0.31 $0.37 $0.33 $0.35 $0.38 $0.44 $0.49 $0.47 $0.49 $0.49 $0.59 $0.59 $0.56 Q1 '14 Q2 '14 Q3 '14 Q4 '14 Q1 '15 Q2 '15 Q3 '15 Q4 '15 Q1 '16 Q2 '16 Q3 '16 Q4 '16 Q1 '17 Q2 '17 Note: * A Non-GAAP Measure, Refer to Appendix for Reconciliation 100% Core EPS Growth from Q1 2014 to Q2 2017

Appendix SECOND QUARTER 2017 EARNINGS WEBCAST

18 Use of Non-GAAP Financial Measures The Company's accounting and reporting policies conform to generally accepted accounting principles in the United States (“GAAP”) and the prevailing practices in the banking industry. However, the Company provides other financial measures, such as Core net interest margin and other Core performance measures, in this presentation that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company's financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. The Company considers its Core performance measures presented in this presentation as important measures of financial performance, even though they are non-GAAP measures, as they provide supplemental information by which to evaluate the impact of non-core acquired loans and related income and expenses, the impact of nonrecurring items, and the Company's operating performance on an ongoing basis. Core performance measures include contractual interest on non-core acquired loans but exclude incremental accretion on these loans. Core performance measures also exclude Gain or loss of other real estate from non-core acquired loans and expenses directly related to the non-core acquired loans and other assets formerly covered under FDIC loss share agreements. Core performance measures also exclude certain other income and expense items, such as executive separation costs, merger related expenses, facilities charges, and gain/loss on sale of investment securities, the Company believes to be not indicative of or useful to measure the Company's operating performance on an ongoing basis. The attached tables contain a reconciliation of these Core performance measures to the GAAP measures. The Company believes these non-GAAP measures and ratios, when taken together with the corresponding GAAP measures and ratios, provide meaningful supplemental information regarding the Company's performance and capital strength. The Company's management uses, and believes that investors benefit from referring to, these non-GAAP measures and ratios in assessing the Company's operating results and related trends and when forecasting future periods. However, these non-GAAP measures and ratios should be considered in addition to, and not as a substitute for or preferable to, ratios prepared in accordance with GAAP. In the tables below, the Company has provided a reconciliation of, where applicable, the most comparable GAAP financial measures and ratios to the non-GAAP financial measures and ratios, or a reconciliation of the non-GAAP calculation of the financial measure for the periods indicated. Peer group data consists of median of publicly traded banks with total assets from $1-$10 billion with commercial loans greater than 20% and consumer loans less than 10%.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share data)	For the Quarter ended Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
CORE PERFORMANCE MEASURES					
Net interest income	$ 45,633	$ 38,642	$ 35,454	$ 33,830	$ 33,783
Less: Incremental accretion income	2,584	1,075	3,279	2,296	3,571
Core net interest income	43,049	37,567	32,175	31,534	30,212
Total noninterest income	7,934	6,976	9,029	6,976	7,049
Less: Gain (loss) on sale of other real estate from non-core acquired loans	-	-	1,085	(225)	705
Less: Other income from non-core acquired assets	-	-	95	287	239
Less: Gain on sale of investment securities	-	-	-	86	-
Core noninterest income	7,934	6,976	7,849	6,828	6,105
Total core revenue	50,983	44,543	40,024	38,362	36,317
Provision for portfolio loan losses	3,623	1,533	964	3,038	716
Total noninterest expense	32,651	26,736	23,181	20,814	21,353
Less: Merger related expenses	4,480	1,667	1,084	302	-
Less: Facilities disposal	389	-	1,040	-	-
Less: Other expenses related to non-core acquired loans	(16)	123	172	270	325
Less: Executive severance	-	-	-	-	332
Less: Other non-core expenses	-	-	(209)	-	250
Core noninterest expense	27,798	24,946	21,094	20,242	20,446
Core income before income tax expense	19,562	18,064	17,966	15,082	15,155
Core income tax expense	6,329	4,916	6,021	5,142	5,237
Core net income	$ 13,233	$ 13,148	$ 11,945	$ 9,940	$ 9,918
Core diluted earnings per share	$ 0.56	$ 0.59	$ 0.59	$ 0.49	$ 0.49
Core return on average assets	1.06%	1.17%	1.19%	1.04%	1.07%
Core return on average common equity	9.72%	11.29%	12.31%	10.47%	10.89%
Core return on average tangible common equity	12.63%	13.75%	13.44%	11.46%	11.98%
Core efficiency ratio	54.52%	56.01%	52.70%	52.77%	56.30%
NET INTEREST MARGIN TO CORE NET INTEREST MARGIN (FULLY TAX EQUIVALENT)					
Net interest income	$ 46,096	$ 39,147	$ 35,884	$ 34,263	$ 34,227
Less: Incremental accretion income	2,584	1,075	3,279	2,296	3,571
Core net interest income	$ 43,512	$ 38,072	$ 32,605	$ 31,967	$ 30,656
Average earning assets	$ 4,641,198	$ 4,259,198	$ 3,767,272	$ 3,589,080	$ 3,506,801
Reported net interest margin	3.98%	3.73%	3.79%	3.80%	3.93%
Core net interest margin	3.76%	3.63%	3.44%	3.54%	3.52%

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Q & A SECOND QUARTER 2017 EARNINGS WEBCAST